Exhibit 99.1

CONTACT:	Richard O’Connor - (203) 625-0770

SECURITY CAPITAL CORPORATION

ANNOUNCES RESULTS FOR THE

THIRD QUARTER AND NINE MONTHS

ENDED SEPTEMBER 30, 2005

Greenwich, CT – November 17, 2005 – Security Capital Corporation (AMEX: SCC) (the “Company”) announced today results for the third quarter and nine months ended September 30, 2005.  Dollar amounts are in thousands, except per share amounts.

Revenues for the third quarter of 2005 increased 19% to $39,826 compared to $33,446 reported in the third quarter of 2004.  Revenues in the Employer Cost Containment and Health Services segment for the third quarter of 2005 increased 17% to $35,897 compared to $30,560 reported in the third quarter of 2004 due to the March 31, 2005 acquisition of Caronia Corporation, new customers obtained in 2005 and the full-year effect of the strong customer growth in 2004.  Revenues in our Educational Services segment for the third quarter of 2005 increased 36% to $3,929 compared to $2,886 reported in the third quarter of 2004 due to increasing royalty fees and franchise fees.  Royalty fees continue to increase from enrollment increases at existing schools and the royalties from newly opened schools.  Franchise fees have increased due to the opening of seven schools during the third quarter of 2005 compared to three in the third quarter of 2004.  For the year, Primrose has opened 18 new schools and is on target to open 24 schools in 2005.  This compares to seven new schools opened for all of 2004.

Operating income for the third quarter of 2005 increased 10% to $4,116 compared to $3,750 in the third quarter of 2004.  The increase was driven primarily by operating income growth in the Educational Services segment of 60% due to the increase in revenue noted above.  Operating income in the third quarter of 2005 for the Employer Cost Containment and Health Services segment declined 16% due to a one-time compensation charge of $720 relating to the purchase of WC Holdings, Inc. (“WC”) employee stock options.

Income from continuing operations for the third quarter of 2005 increased 57% to $1,866 compared to $1,185 in last year’s third quarter due to the improvement in operating income and lower interest expense, primarily due to the repayment of a $30,000 high-coupon, Senior Subordinated Promissory Note (the “Note”) in September 2004.

Income available to common stockholders for the third quarter of 2005 was $1,866, or $0.28 per basic share and $0.26 per diluted share, compared to loss attributable to common stockholders of $1,799, or $0.28 per basic share and $0.29 per diluted share, for the quarter ended September 30, 2004.  The loss attributable to common stockholders for the quarter ended September 30, 2004 included a loss from discontinued operations of $1,960, or $0.30 per basic and diluted share, and preferred stock accretion of $1,024, or $0.16 per basic and diluted share.  The Company’s 2005 financial statements no longer include the results of discontinued operations due to their sale during 2004 or preferred stock accretion due to the redemption of all outstanding preferred stock in 2004.

During the quarter, the Company acquired 979.88 shares of WC stock directly from the minority stockholders of WC for total cash consideration of $3,341.  In addition, certain option holders of WC exercised options to purchase shares of WC and, as a result, an additional 408.41 shares of WC were issued.  The net effect of the Company’s purchase of 979.88 shares of WC and the issuance of 408.41 shares of WC to the option holders increased the Company’s ownership interest in WC from 80% to 84.4%.

Revenues for the nine months ended September 30, 2005 increased 19% to $114,580 compared to $96,635 reported in the nine months ended September 30, 2004.  Revenues in the Employer Cost Containment and Health Services segment for the nine months ended September 30, 2005 increased 18% to $103,960 compared to $88,252 reported for the nine months ended September 30, 2004.  Revenues in our Educational Services segment for the nine months ended September 30, 2005 increased 27% to $10,620 compared to $8,383 reported for the nine months ended September 30, 2004.

Operating income for the nine months ended September 30, 2005 increased 9% to $12,468 compared to $11,416 in the nine months ended September 30, 2004.  Operating income for the nine months ended September 30, 2005 includes the one-time compensation charge of $720 noted above and expenses of $2,100 for the internal independent investigation overseen by the Company’s Audit Committee from November 2004 to March 2005 (the “Investigation”).

Income from continuing operations for the nine months ended September 30, 2005 increased 106% to $7,282 compared to $3,536 for the nine months ended September 30, 2004 due to the improvements in operating income noted above and lower interest expense due to the repayment of the Note.  Additionally, income from continuing operations for the nine months ended September 30, 2005 benefited from the reversal in the second quarter of 2005 of previously provided tax reserves of $1,684 as management determined that these reserves were no longer necessary.  The reversal of the reserves was recorded as a reduction of income tax expense, resulting in an effective tax rate for the nine months ended September 30, 2005 of 25.0% compared to 40.8% for the nine months ended September 30, 2004.  The reversal of these reserves did not impact cash flows for the periods.

Income available to common stockholders for the nine months ended September 30, 2005 was $7,282, or $1.09 per basic share and $1.05 per diluted share, compared to loss attributable to common stockholders of $518, or $0.08 per basic share and $0.12 per diluted share, for the nine months ended September 30, 2004.  The loss attributable to common stockholders for the nine months ended September 30, 2004 included a loss from discontinued operations of $2,779, or $0.43 per basic share and $0.42 per diluted share, and preferred stock accretion of $1,275, or $0.20 per basic and diluted share.

Cash used in operations was $6,333 for the nine months ended September 30, 2005 compared to cash provided by operations of $7,721 during the nine months ended September 30, 2004.  Contributing to this decrease was the timing of cash receipts of advance payments on certain customer contracts and collections of accounts receivables.  Certain contracts require customers to make advance payments; however, due to the timing of invoicing, the receipt of certain advance payments was delayed.  The collection of accounts receivable was also lower through September 30, 2005 compared to September 30, 2004 due to an increase in the aging of our accounts receivable portfolio.  Also contributing to the decrease in cash flows were significant cash payments made during 2005 for the Investigation and our 2004 year-end audit.  These decreases were partially offset by higher net income.

Management continues to pursue the sale of the Company through a formal sales process with the assistance of UBS Securities LLC.  Interest from potential buyers has been encouraging, and while the expectation is that the formal sale process could be concluded during the first quarter of 2006, no assurances can be given that the formal sale process will result in the sale of the Company at an acceptable price.

On October 31, 2005, Robert Bossart, former Chief Executive Officer of WC and WC’s wholly owned subsidiary, CompManagement Inc. (“CMI”), and Paul Miller, former Chief Financial Officer and General Counsel of WC and CMI (collectively, the “Terminated Executives”), filed a complaint against WC, CMI, CMI Management Company, CompManagement Health Systems, Inc. and CompManagement Integrated Disability Services, Inc. (collectively, the “CMI Companies”), claiming that the Terminated Executives were not terminated for “just cause” by the CMI Companies.  Each of the Terminated Executives has filed a single claim for breach of contract of his employment agreement seeking unspecified damages.  As previously disclosed, the Terminated Executives were terminated for cause after the Investigation found, among other things, that the Terminated Executives owned, operated and controlled various entities that had certain unauthorized and undisclosed transactional, operational and financial relationships with the CMI Companies, resulting in conflicts of interest.  The Company believes that the Terminated Executives’ claims are without merit and intends to vigorously contest this matter.  Also as previously disclosed, the Company’s Board of Directors and Audit Committee continue to assess whether to take additional actions with respect to the Terminated Executives.

The Company’s two reportable segments are employer cost containment and health services, and educational services.  The employer cost containment and health services segment consists of WC Holdings, Inc., which provides services to employers and their employees primarily relating to industrial health and safety, industrial medical care, workers’ compensation insurance and the direct and indirect costs associated therewith.  The educational segment consists of Primrose Holdings, Inc., which is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services in the Southeast, Southwest and Midwest.

This release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements.  Such factors and uncertainties include, but are not limited to: future legislative changes which could impact the laws governing workers’ compensation and medical malpractice insurance in the various states in which the Company’s employer cost containment and health services segment operates, the Company’s ability to enhance its existing services and successfully introduce and market new services, new service developments by the Company’s competitors, market acceptance of new services of both the Company and its competitors, competitive pressures on prices, the ability to attract and retain qualified personnel, interest rates, the Company’s ability to attract qualified franchisees or access to financing for these franchisees, the effects on the Company if a lender to one of the Company’s subsidiaries utilizes remedies available to it upon an event of default on loans at one of the Company’s subsidiaries and decisions relative to and the outcome of any such decisions regarding strategic alternatives with respect to maximizing stockholder value and enhancing stockholder liquidity.